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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF VISTANA, INC.

Wholly-owned corporate Subsidiaries:
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Vistana Capital Holdings, Inc.
Vistana Capital Management, Inc.
VCH Communications, Inc.
VCH Trademark, Inc.
We4fun, Inc.
Vistana WGV Holdings, Inc.
Vistana International, Inc.
VCH Sales, Inc.
VCH Oaks, Inc.
VCM Oaks, Inc.
VCH Financial Services, Inc.
VCH Administration, Inc.
VCH Systems, Inc.
Vacation Management Services, Inc.
VCH Consulting, Inc.
VCH Contracting, Inc.
Vistana MB, Inc.
Vistana WGV Investment, Inc.
Vistana OP Investment, Inc.
Vistana West, Inc.
Vistana Scottsdale, Inc.
The Success Companies, Inc.
Data Marketing Associates, Inc.
Success West Communications, Inc.
Points of Colorado, Inc.
Vistana NJ Marketing, Inc.
Vistana NJ Services, Inc.
Vistana NJ, Inc.
Vacation Marketing Services, Inc.
Vistana East, Inc.
Vistana MB Management, Inc.
Vistana PSL, Inc.


Indirectly-owned corporate Subsidiaries:
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P-O-C Realty, Inc.
  -  Points of Colorado, Inc. (80% stockholder)


Partnership Subsidiaries
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Vistana International Chile, Ltd.
     - Vistana International, Inc. (99% partner)
     - Vistana Consulting, Inc. (1% partner)

Vistana Development Ltd.

  -  Vistana Capital Holdings, Inc. (84% general partner; 15% limited partner)
  -  We4fun, Inc. (1% limited partner)

Vistana Management Ltd.

  -  Vistana Capital Management, Inc. (84% general partner; 15% limited partner)
  -  We4fun, Inc. (1% limited partner)

Vistana WGV Investment, Ltd.

  -  Vistana WGV Investment, Inc. (2% general partner)
  -  Vistana, Inc. (98% limited partner)

Vistana WGV, Ltd.

  -  Vistana WGV Holdings, Inc. (1% general partner)
  -  Vistana WGV Investment, Ltd. (36.5% limited partner)

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Vistana OP Investment, Ltd.

 -  Vistana OP Investment, Inc. (2% general partner)
 -  Vistana, Inc. (98% limited partner)

VCH Oaks, Ltd.

 -  Vistana OP Investment, Ltd. (66% limited partner)
 -  VCH Oaks, Inc. (1% general partner)

Oak Plantation Joint Venture

 -  VCH Oaks, Ltd. (99% general partner)


Limited Liability Company Subsidiaries
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Success Developments, L.L.C.
  -  Points of Colorado, Inc. (50% member and manager)
  -  Vistana West, Inc. (50% member)

Fiesta Vacations, L.L.C.
  -  Vistana West, Inc. (99% member & manager)
  -  Vistana, Inc. (1% member)

Success of Arizona, L.L.C.
  -  Vistana West, Inc. (99% member & manager)
  -  Vistana, Inc. (1% member)

Success of Colorado, L.L.C.
  -  Vistana West, Inc. (99% member & manager)
  -  Vistana, Inc. (1% member)

Success of Colorado Realty, L.L.C.
  -  Success of Colorado, L.L.C. (80% member)